Exhibit T3B.13

The Companies Act 2006

Company Limited by Shares

Articles of Association

[REDACTED]

Mercury Pharma (Generics) Limited

Table of contents

		Page
	Preliminary	4
1	Default Articles not to apply	4
	Part 1 Interpretation and Limitation of Liability	4
2	Defined terms	4
3	Liability of shareholders	5
	Part 2 Directors	5
	Directors' Powers and Responsibilities	5
4	Number of Directors	5
5	Directors' general authority	5
6	Shareholders' reserve power	6
7	Directors may delegate	6
8	Committees	6
	Decision-Making by Directors	6
9	Directors to take decisions collectively	6
10	Directors' written resolutions	7
11.	Calling a Directors' meeting	7
12	Participation in Directors' meetings	8
13	Quorum for Directors' meetings	8
14	Chairing of Directors' meetings	8
15	Casting vote	8
16	Validity of proceedings	9
17	Record of decisions to be kept	9

18	Directors' discretion to make further rules	9
19	Change of name	9
	Directors' Interests	9
20	Directors may have Interests	9
21	Quorum and voting	11
22	Confidential information	11
23	Directors' interests – general	12
	Appointment of Directors	12
24	Methods of appointing Directors	12
25	Termination of Director's appointment	13
26	Appointment and removal of Director by majority shareholders	14
27	Directors' remuneration	14
28	Directors' expenses	15
29	Appointment of executive Directors	15
	Alternate Directors	15
30	Alternate Directors	15
	Secretary	16
31	Secretary	16
	Part 3 Shares and Distributions	17
	Shares	17
32	All shares to be fully paid up	17
33	Pre-emption rights	17
34	Powers to issue different classes of share	17
35	Company not bound by less than absolute interests	17
36	Share certificates	17
37	Replacement share certificates	18
38	Share transfers	18
39	Transmission of shares	18
40	Exercise of transmittees' rights	19
41	Transmittees bound by prior notices	19
	Dividends and Other Distributions	19
42	Procedure for declaring dividends	19
43	Payment of dividends and other distributions	20
44	No interest on distributions	20

45	Unclaimed distributions	20
46	Non-cash distributions	21
47	Waiver of distributions	21
	Capitalisation of Profits	21
48	Authority to capitalise and appropriation of capitalised sums	21
	Part 4 Decision-Making by Shareholders	22
	Organisation of General Meetings	22
49	Attendance and speaking at general meetings	22
50	Quorum for general meetings	23
51	Chairing general meetings	23
52	Attendance and speaking by Directors and non-shareholders	23
53	Adjournment	23
	Voting at General Meetings	24
54.	Voting: general	24
55	Errors and disputes	24
56	Poll votes	24
57	Content of proxy notices	25
58	Delivery of proxy notices	26
59	Amendments to resolutions	26
	Part 5 Administrative Arrangements	26
60	Means of communication to be used	26
61	Joint holders	27
62	Company seals	27
63	No right to inspect accounts and other records	28
64	Provision for employees on cessation of business	28
65	Bank mandates	28
66	Authentication of documents	28
	Directors' Liabilities	29
67	Indemnity	29
68	Insurance	29
69	Defence funding	30
70	Financing Documents	30
71	Overriding provisions	31

Preliminary

1.	Default Articles not to apply

Neither the regulations in The Companies (Model Articles) Regulations 2008 nor any other articles or regulations prescribing the form of articles applicable to the Company under any former enactment relating to companies shall apply to the Company.

Part 1
Interpretation and Limitation of Liability

2.	Defined terms

2.1	In the Articles, unless the context requires otherwise

"Alternate" or "Alternate Director" has the meaning given in Article 30,

"appointor" has the meaning given in Article 30;

"Articles" means the Company's articles of association,

"Associated Company" has the same meaning as in Section 256 Companies Act 2006,

"bankruptcy" includes individual insolvency proceedings in a jurisdiction other than England and Wales or Northern Ireland which have an effect similar to that of bankruptcy,

"Chairman" has the meaning given in Article 14,

"Chairman of the Meeting" has the meaning given in Article 51,

"Companies Acts" means the Companies Acts (as defined in Section 2 of the Companies Act 2006), in so far as they apply to the Company,

"Director" means a director of the Company, and includes any person occupying the position of director, by whatever name called;

"document" includes, unless otherwise specified, any document sent or supplied in electronic form,

"electronic form" has the meaning given in Section 1168 of the Companies Act 2006;

"fully paid" in relation to a share, means that the nominal value and any premium to be paid to the Company in respect of that share have been paid to the Company,

"hard copy form" has the meaning given in Section 1168 of the Companies Act 2006,

"holder" in relation to shares means the person whose name is entered in the register of members as the holder of the shares;

"ordinary resolution" has the meaning given in Section 282 of the Companies Act 2006,

"paid" means paid or credited as paid;

"participate", in relation to a Directors' meeting, has the meaning given in Article 12;

"payee" has the meaning given in Article 43,

"proxy notice" has the meaning given in Article 57,

"Secretary" means any person appointed to perform the duties of the secretary of the Company (including any deputy or assistant secretary) in accordance with Article 31,

"shareholder" means a person who is the holder of a share,

"shares" means shares in the Company,

"special resolution" has the meaning given in Section 283 of the Companies Act 2006,

"subsidiary" has the meaning given in Section 1159 of the Companies Act 2006;

"transmittee" means a person entitled to a share by reason of the death or bankruptcy of a shareholder or otherwise by operation of law, and

"writing" means the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether sent or supplied in electronic form or otherwise

2.2	Unless the context otherwise requires, other words or expressions contained in these Articles bear the same meaning as in the Companies Act 2006 as in force on the date when these Articles become binding on the Company

3.	Liability of shareholders

The liability of the shareholders is limited to the amount, if any, unpaid on the shares held by them

Part 2
Directors

Directors' Powers and Responsibilities

4.	Number of Directors

The Directors shall not be less than one and shall not be subject to any maximum

5.	Directors' general authority

Subject to the Articles, the Directors are responsible for the management of the Company's business, for which purpose they may exercise all the powers of the Company

6.	Shareholders' reserve power

6.1	The shareholders may, by special resolution, direct the Directors to take, or refrain from taking, specified action

6.2	No such special resolution invalidates anything which the Directors have done before the passing of the resolution.

7.	Directors may delegate

7.1	Subject to the Articles, the Directors may delegate any of the powers which are conferred on them under the Articles

7.1.1	to such person (who need not be a Director) or committee (comprising any number of persons, who need not be Directors),

7.1.2	by such means (including by power of attorney),

7.1.3	to such an extent,

7.1.4	in relation to such matters or territories, and

7.1.5	on such terms and conditions,

as they think fit.

7.2	If the Directors so specify, any such delegation may authorise further delegation of the Directors' powers by any person to whom they are delegated

7.3	Any reference in these Articles to the exercise of a power or discretion by the Directors shall include a reference to the exercise of a power or discretion by any person or committee to whom it has been delegated.

7.4	The Directors may revoke any delegation in whole or part, or alter its terms and conditions

8.	Committees

The Directors may make regulations in relation to the procedures of committees or sub-committees to whom their powers or discretions have been delegated or sub-delegated Subject to any such regulations, the meetings and procedures of any committee or subcommittee shall be governed by the provisions of these Articles regulating the meetings and procedures of Directors

Decision-Making by Directors

9.	Directors to take decisions collectively

9.1	The general rule about decision-making by Directors is that any decision of the Directors must be either a majority decision at a meeting or a decision taken by Directors' written resolution in accordance with Article 10

9.2	If

9.2.1	the Company only has one Director; and

9.2.2	no provision of the Articles requires it to have more than one Director,

the general rule does not apply, and the Director may take decisions without regard to any of the provisions of the Articles relating to Directors' decision-making, provided that any decision taken shall be recorded in writing and the record kept for 10 years

10.	Directors' written resolutions

10.1	Any Director may propose a written resolution by giving written notice to the other Directors or may request the Secretary (if any) to give such notice.

10.2	A Directors' written resolution is adopted when all the Directors who would have been entitled to vote on such resolution if it had been proposed at a meeting of the Directors have

10.2.1	signed one or more copies of it, or

10.2.2	otherwise indicated their agreement to it in writing

10.3	A Directors' written resolution is not adopted if the number of Directors who have signed it is less than the quorum for Directors' meetings.

11.	Calling a Directors' meeting

11.1	Any Director may call a Directors' meeting by giving notice of the meeting to the other Directors or by requesting the Secretary (if any) to give such notice

11.2	Notice of any Directors' meeting must indicate

11.2.1	its proposed date and time,

11.2.2	where it is to take place, and

11.2.3	if it is anticipated that Directors participating in the meeting will not be in the same place, how it is proposed that they should communicate with each other during the meeting

11.3	Notice of a Directors' meeting must be given to each Director, but need not be in writing.

11 4	Notice of a Directors' meeting need not be given to Directors who waive their entitlement to notice of that meeting, by giving notice to that effect to the Company before or after the date on which the meeting is held. Where such notice is given after the meeting has been held, that does not affect the validity of the meeting, or of any business conducted at it.

12.	Participation in Directors' meetings

12.1	Subject to the Articles, Directors participate in a Directors' meeting, or part of a Directors' meeting, when.

12.1.1	the meeting has been called and takes place in accordance with the Articles; and

12.1.2	they can each communicate to the others any information or opinions they have on any particular item of the business of the meeting.

12.2	In determining whether Directors are participating in a Directors' meeting, it is irrelevant where any Director is or how they communicate with each other

12.3	If all the Directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

13.	Quorum for Directors' meetings

13.1	At a Directors' meeting, unless a quorum is participating, no proposal is to be voted on, except a proposal to call another meeting

13.2	The quorum for Directors' meetings may be fixed from time to time by a decision of the Directors, but it must never be less than two, and unless otherwise fixed it is two

13.3	If the total number of Directors for the time being is less than the quorum required, the Directors must not take any decision other than a decision

13.3.1	to appoint further Directors, or

13.3.2	to call a general meeting so as to enable the shareholders to appoint further Directors

14.	Chairing of Directors' meetings

14.1	The Directors may appoint a Director to chair their meetings

14.2	The person so appointed for the time being is known as the Chairman

14.3	The Directors may terminate the Chairman's appointment at any time.

14.4	If the Chairman is not participating in a Directors' meeting within ten minutes of the time at which it was to start, the participating Directors may appoint one of their number to chair it

15.	Casting vote

15.1	If the numbers of votes for and against a proposal are equal, the Chairman or other Director chairing the meeting has a casting vote.

15.2	But this does not apply if, in accordance with the Articles, the Chairman or other Director is not to be counted as participating in the decision-making process for quorum or voting purposes

16.	Validity of proceedings

All acts done by any meeting of Directors, or of any committee or sub-committee of the Directors, or by any person acting as a member of any such committee or sub-committee, shall as regards all persons dealing in good faith with the Company be valid, notwithstanding that there was some defect in the appointment of any Director or any such persons, or that any such persons were disqualified or had vacated office, or were not entitled to vote.

17.	Record of decisions to be kept

The Secretary must ensure that the Company keeps a record, in writing, of every majority decision taken by the Directors and of every Directors' written resolution for at least 10 years from the date of the decision or resolution.

18.	Directors' discretion to make further rules

Subject to the Articles, the Directors may make any rule which they think fit about how they take decisions, and about how such rules are to be recorded or communicated to Directors

19.	Change of name

The Company may change its name by a decision of the Directors

Directors' Interests

20.	Directors may have interests

20.1	Subject to the Act, and provided that he has disclosed to the Directors the nature of any interest of his, a Director notwithstanding his office

20.1.1	may be a party to, or otherwise interested in, any contract, transaction or arrangement with any Relevant Company (save that where he is interested in a contract, transaction or arrangement with the Company, he shall be required to declare the nature and extent of this interest as provided for in the Act);

20.1.2	may be a director or other officer of, or employed by, or otherwise interested in, any Relevant Company;

20.1.3	may represent the interests of a Member of the Company whose interests may conflict, from time to time, with the interests of the Company;

20.1.4	may hold an interest in:

(i)	a Member of the Company; and/or

(ii)	an Associated Fund of the Member, and/or

(iii)	a body corporate, trust, partnership or fund which Controls, is Controlled by or is under Common Control with the Member

20.1.5	shall not, save as otherwise agreed by him, be accountable to the Company for any benefit which he derives from any such contract, transaction or arrangement or from any such office or employment or from any interest in any such body corporate, trust, partnership or fund or for such remuneration and no such contract, transaction or arrangement shall be liable to be avoided on the grounds of any such interest or benefit.

20.2	Where a Director has an interest which can reasonably be regarded as likely to give rise to a conflict of interest, the Director may, and shall if so requested by the Directors take such additional steps as may be necessary or desirable for the purpose of managing such conflict of interest, including compliance with any procedures laid down from time to time by the Directors for the purpose of managing conflicts of interest generally and/or any specific procedures approved by the Directors for the purpose of or in connection with the situation or matter in question, including without limitation

(i)	absenting himself from any meetings of the Directors at which the relevant situation or matter falls to be considered; and

(ii)	not reviewing documents or information made available to the Directors generally in relation to such situation or matter and/or arranging for such documents or information to be reviewed by a professional adviser to ascertain the extent to which it might be appropriate for him to have access to such documents or information

20.3	Subject to Article 20 2, on any matter in which a Director is in any way interested he may nevertheless vote and be taken into account for the purposes of a quorum and (save as otherwise agreed) may retain for his own absolute use and benefit all profits and advantages directly or indirectly accruing to him thereunder or in consequence thereof

20.4	If a question arises at any time as to the materiality of a Director's interest or as to his entitlement to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive except in a case where the nature or extent of the interest of such Director has not been fairly disclosed.

20.5	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment

20.6	For the purposes of this Article 20

"Associated Funds" means, in relation to an Investment Fund, other Investment Funds which have the same general partner, manager or adviser as such Investment Fund, or which have a general partner, manager or adviser which Controls, is Controlled by, is under Common Control with or has substantially similar shareholders as the general partner, manager or adviser of such Investment Fund,

"Connected Person" shall have the meaning given to that expression in Section 839 of the Income and Corporation Taxes Act 1988,

"Control" means (either alone or acting in concert and directly or indirectly) being.

(i)	the beneficial owner of more than 50 per cent of the issued share capital of or of the voting rights in a body corporate, or having the right to appoint or remove a majority of the directors or otherwise control the votes at board meetings of that company by virtue of any powers conferred by the articles of association (or equivalent), shareholders' agreement or any other document regulating the affairs of that body corporate;

(ii)	the beneficial owner of more than 50 per cent. of the capital of a partnership, trust or fund, or being the general partner or manager of a partnership, trust or fund, or otherwise having the right to control the composition of or the votes to the majority of the management of that partnership, trust or fund by virtue of any powers conferred by the partnership, trust or fund agreement or any other document regulating the affairs of that partnership, trust or fund,

(iii)	his or its Connected Person; or

(iv)	otherwise able to secure that the affairs of another are conducted directly or indirectly in accordance with the wishes of that person, body corporate, trust, partnership or fund (either alone or acting in concert), and "Controlled" and "Controlling" shall be construed accordingly and being under "Common Control" shall mean where persons, bodies corporate, trusts, partnerships or funds are each Controlled directly or indirectly by the same person, body corporate, trust partnership or fund (either alone or acting in concert),

"Investment Fund" means any person, company, trust, limited partnership or fund holding shares for investment purposes and not being a Member or his or her Connected Persons,

"Relevant Company" shall mean

(i)	the Company;

(ii)	a subsidiary undertaking of the Company;

(iii)	any holding company of the Company or a subsidiary undertaking of any such holding company,

(iv)	any body corporate promoted by the Company;

(v)	any body corporate in which the Company is otherwise interested; and

(vi)	any other body corporate in which;

(a)	a Member of the Company holds an interest; or

(b)	an Associated Fund of a Member holds an interest; or

(c)	any body corporate, trust, partnership or fund which Controls, is Controlled by or is under Common Control with a Member, holds an interest;

(vii)	any other body corporate.

21.	Quorum and voting

21.1	A Director shall not be entitled to vote on any resolution in respect of any contract, transaction or arrangement, or any other proposal, in which he (or a person connected with him) has an interest, unless the interest is solely of a kind permitted by Article 20.

21.2	A Director shall not be counted in the quorum at a meeting of the Directors in relation to any resolution on which he is not entitled to vote

22.	Confidential information

22.1	Subject to Article 22 2, if a Director, otherwise than by virtue of his position as Director, receives information in respect of which he owes a duty of confidentiality to a person other than the Company, he shall not be required

22.1.1	to disclose such information to the Company or to the Directors, or to any Director, officer or employee of the Company; or

22.1.2	otherwise use or apply such confidential information for the purpose of or in connection with the performance of his duties as a Director

22.2	Where such duty of confidentiality arises out of a situation in which the Director has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company, Article 22 1 shall apply only if the conflict arises out of a matter which falls within Article 20.

22.3	This Article 22 is without prejudice to any equitable principle or rule of law which may excuse or release the Director from disclosing information, in circumstances where disclosure may otherwise be required under this Article 22.

23.	Directors' interests - general

23.1	For the purposes of these Articles:

23.1.1	Subject to Article 20, a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any contract, transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such contract, transaction or arrangement of the nature and extent so specified,

23.1.2	an interest of a person who is connected (as such expression is defined in the Act) with a Director shall be treated as an interest of the Director;

23.1.3	Section 252 of the Companies Act 2006 shall determine whether a person is connected with a Director; and

23.1.4	an interest (whether of his or of such a Connected Person) of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his

23.2	The Company may by Ordinary Resolution (i) authorise an interest of a Director not otherwise provided for in these Articles or (ii) ratify any contract, transaction or arrangement, or other proposal, not properly authorised by reason of a contravention of any provisions of Articles 20, 22 or 23.

Appointment of Directors

24.	Methods of appointing Directors

24.1	Any person who is willing to act as a Director, and is permitted by law to do so, may be appointed to be a Director

24.1.1	by ordinary resolution,

24.1.2	by a decision of the Directors; or

24.1.3	by a notice given in accordance with Article 26.

24.2	In any case where, as a result of death, the Company has no shareholders and no Directors, the personal representatives of the last shareholder to have died have the right, by notice in writing, to appoint a person to be a Director.

24.3	For the purposes of Article 24.2, where 2 or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder

25.	Termination of Director's appointment

25.1	A person ceases to be a Director as soon as:

25.1.1	that person ceases to be a Director by virtue of any provision of the Companies Act 2006 or is prohibited from being a director by law,

25.1.2	a bankruptcy order is made against that person;

25.1.3	a composition is made with that person's creditors generally in satisfaction of that person's debts;

25.1.4	a registered medical practitioner who is treating that person gives a written opinion to the company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

25.1.5	by reason of that person's mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have,

25.1.6	notification is received by the Company from the Director that the Director is resigning from office, and such resignation has taken effect in accordance with its terms,

25.1.7	that person is absent from meetings of Directors for six months without permission and the Directors have resolved that that person should cease to be a Director,

25.1.8	notice of the Director's removal is given in accordance with Article 26, or

25.1.9	notice of termination is served or deemed served upon the Director and that notice is given by all the other Directors for the time being

25.2	If a Director holds an appointment to an executive office which automatically terminates on termination of his office as a Director, his removal from office pursuant to this Article 25 shall be deemed an act of the Company and shall have effect without prejudice to any claim for damages for breach of any contract of service between him and the Company

26.	Appointment and removal of Director by majority shareholders

A shareholder or shareholders holding in aggregate a majority of the nominal value of the shares may, by notice to the Company, appoint any person to be a Director to fill a vacancy or to be an additional Director and/or may terminate any Director's appointment

27.	Directors' remuneration

27.1	Directors may undertake any services for the Company that the Directors decide

27.2	Directors are entitled to such remuneration as the Directors determine

27.2.1	for their services to the Company as Directors, and

27.2.2	for any other service which they undertake for the Company

27.3	Subject to the Articles, a Director's remuneration may

27.3.1	take any form, and

27.3.2	include any arrangements in connection with the payment of a pension, allowance or gratuity, or any death, sickness or disability benefits, to or in respect of that Director.

27.4	Unless the Directors decide otherwise, Directors' remuneration accrues from day to day

28.	Directors' expenses

28.1	The Company may pay any reasonable expenses which the Directors properly incur in connection with their attendance at

28.1.1	meetings of Directors or committees of Directors;

28.1.2	general meetings; or

28.1.3	separate meetings of the holders of any class of shares or of debentures of the Company,

or otherwise in connection with the exercise of their powers and the discharge of their responsibilities in relation to the Company

29.	Appointment of executive Directors

29.1	The Directors may from time to time appoint one or more of their number to be the holder of any executive office (including, where considered appropriate, the office of Chairman) on such terms and for such period as they may (subject to the Companies Acts) resolve and, without prejudice to the terms of any contract entered into in any particular case, may at any time revoke or vary the terms of any such appointment.

29.2	The appointment of any Director to the office of Chairman or Managing Director shall automatically terminate if he ceases to be a Director but without prejudice to any claim for damages for breach of any contract of service between him and the Company

29.3	The appointment of any Director to any other executive office shall not automatically terminate if he ceases to be a Director for any reason, unless the contract or resolution under which he holds office shall expressly state otherwise, in which event such termination shall be without prejudice to any claim for damages for breach of any contract of service between him and the Company

Alternate Directors

30.	Alternate Directors

30.1	Any Director (the "appointor") may at any time appoint any person (including another Director) to be his alternate (the "Alternate" or the "Alternate Director") and may at any time terminate such appointment

30.2	The appointment or termination of appointment of an Alternate Director must be made by notice in Writing signed by the appointor or in any other manner approved by the Directors

30.3	The notice must identify the proposed Alternate and, in the case of an appointment, contain a statement signed by the proposed Alternate stating that the proposed Alternate is willing to act as the Alternate of the Director giving the notice

30.4	The appointment of an Alternate Director shall terminate:

30.4.1	when the appointor revokes the appointment by notice to the Company specifying when it is to terminate;

30.4.2	on the occurrence in relation to the Alternate of any event which if it happened to the Alternate's appointor, would result in the termination of the appointor's appointment as a Director,

30.4.3	on the death of the Alternate's appointor, or

30.4.4	if his appointor ceases to be a Director

30.5	An Alternate Director shall be entitled to receive notices of meetings of the Directors and of any committee of the Directors of which his appointor is a member and shall be entitled to attend and vote as a Director at any such meeting and be counted in the quorum at any such meeting at which his appointor is not personally present and generally at such meetings to perform all functions of his appointor as a Director. For the purposes of the proceedings at such meetings, the provisions of these Articles shall apply as if the Alternate Director (instead of his appointor) were a Director

30.6	If an Alternate is himself a Director or shall attend any such meeting as an Alternate for more than one Director, his voting rights shall be cumulative but he shall not be counted more than once for the purposes of the quorum.

30.7	If his appointor is for the time being temporarily unable to act through ill health or disability an Alternate's signature to any resolution in writing of the Directors shall be as effective as the signature of his appointor

30.8	This Article 30 shall also apply (with such changes as are necessary) to such extent as the Directors may from time to time resolve to any meeting of any committee of the Directors of which the appointor of an Alternate Director is a member

30.9	An Alternate Director shall not (except as otherwise provided in this Article 30) have power to act as a Director, nor shall he be deemed to be a Director for the purposes of these Articles, nor shall he be deemed to be the agent of his appointor

30.10	An Alternate Director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be repaid expenses and to be indemnified to the same extent as if he were a Director.

30.11	An Alternate shall not be entitled to receive remuneration from the Company in respect of his appointment as Alternate Director except to the extent his appointor directs the Company to pay to the Alternate some of the remuneration otherwise payable to that Director

Secretary

31.	Secretary

The Company shall have a Secretary who shall be appointed on such terms as the Directors think fit. Any Secretary so appointed may at any time be removed from office by the Directors, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

Part 3
Shares and Distributions

Shares

32.	All shares to be fully paid up

32.1	No share is to be issued for less than the aggregate of its nominal value and any premium to be paid to the Company in consideration for its issue.

32.2	This does not apply to shares taken on the formation of the Company by the subscribers to the Company's memorandum

33.	Pre-emption rights

The directors may allot equity securities as if Section 561 of the Companies Act 2006 (Existing shareholders' rights of pre-emption) did not apply to the allotment

34.	Powers to issue different classes of share

34.1	Subject to the Articles, but without prejudice to the rights attached to any existing share, the Company may issue shares with such rights or restrictions as may be determined by ordinary resolution

34.2	The Company may issue shares which are to be redeemed, or are liable to be redeemed at the option of the Company or the holder, and the Directors may determine the terms, conditions and manner of redemption of any such shares

35.	Company not bound by less than absolute interests

Except as required by law, no person is to be recognised by the Company as holding any share upon any trust and except as otherwise required by law or the Articles, the Company is not in any way to be bound by or recognise any interest in a share other than the holder's absolute ownership of it and all the rights attaching to it.

36.	Share certificates

36.1	The Company must issue each shareholder, free of charge, with one or more certificates in respect of the shares which that shareholder holds

36.2	Every certificate must specify:

36.2.1	the number and class of shares to which it relates,

36.2.2	the nominal value of those shares;

36.2.3	that the shares are fully paid, and

36.2.4	any distinguishing numbers assigned to them.

36.3	No certificate may be issued in respect of shares of more than one class

36.4	If more than one person holds a share, only one certificate may be issued in respect of it

36.5	Certificates must:

36.5.1	have affixed to them the Company's common seal, or

36.5.2	be otherwise executed in accordance with the Companies Acts.

37.	Replacement share certificates

37.1	A shareholder who has separate certificates in respect of shares of one class may request in Writing that it be replaced with a consolidated certificate. The Company may comply with such request at its discretion.

37.2	A shareholder who has a consolidated share certificate may request in writing that it be replaced with two or more separate certificates representing the shares in such proportions as he may specify The Company may comply with such request at its discretion

37.3	If a share certificate is damaged or defaced or alleged to have been lost, stolen or destroyed, the member shall be issued a new certificate representing the same shares upon request

37.4	No new certificate will be issued pursuant to this Article 37 unless the relevant shareholder has

37.4.1	first delivered the old certificate or certificates to the Company for cancellation, or

37.4.2	complied with such conditions as to evidence and indemnity as the Directors may think fit, and

37.4.3	paid such reasonable fee as the Directors may decide

37.5	In the case of shares held jointly by several persons, any request pursuant to this Article 37 may be made by anyone of the joint holders.

38.	Share transfers

38.1	Shares may be transferred by means of an instrument of transfer executed by or on behalf of the transferor. Such instrument of transfer must be in hard copy form but may otherwise be in any usual form or any other form approved by the Directors.

38.2	No fee may be charged for registering any instrument of transfer or other document relating to or affecting the title to any share

38.3	The Company may retain any instrument of transfer which is registered

38.4	The transferor remains the holder of the shares concerned until the transferee's name is entered in the register of members in respect of those shares

38.5	The Directors may refuse to register the transfer of a share, and if they do so, the instrument of transfer must be returned to the transferee with the notice of the refusal unless they suspect that the proposed transfer may be fraudulent.

39.	Transmission of shares

39.1	If title to a share passes to a transmittee, the Company may only recognise the transmittee as having any title to that share

39.2	A transmittee who produces such evidence of entitlement to shares as the Directors may reasonably require.

39.2.1	may, subject to the Articles, choose either to become the holder of those shares or to have them transferred to another person, and

39.2.2	subject to the Articles, and pending any transfer of the shares to another person, has the same rights as the holder had

39.3	A transmittee does not have the right to attend or vote at a general meeting, or agree to a proposed written resolution, in respect of shares to which it is entitled, by reason of the holder's death or bankruptcy or otherwise, unless it becomes the holder of those shares

40.	Exercise of transmittees' rights

40.1	A transmittee who wishes to become the holder of shares to which it has become entitled must notify the Company in writing of that wish

40.2	If the transmittee wishes to have a share transferred to another person, the transmittee must execute an instrument of transfer in hard copy form in respect of it

40.3	Any transfer made or executed under this Article 40 is to be treated as if it were made or executed by the person from whom the transmittee has derived rights in respect of the share, and as if the event which gave rise to the transmission had not occurred

41.	Transmittees bound by prior notices

If a notice is given to a shareholder in respect of shares and a transmittee is entitled to those shares, the transmittee is bound by the notice if it was given to the shareholder before the transmittee's name has been entered in the register of members

Dividends and Other Distributions

42.	Procedure for declaring dividends

42.1	The Company may by ordinary resolution declare dividends, and the Directors may decide to pay interim dividends

42.2	A dividend must not be declared unless the Directors have made a recommendation as to its amount. Such a dividend must not exceed the amount recommended by the Directors.

42.3	No dividend may be declared or paid unless it is in accordance with shareholders' respective rights

42.4	Unless the shareholders' resolution to declare or Directors' decision to pay a dividend, or the terms on which shares are issued, specify otherwise, it must be paid by reference to each shareholder's holding of shares on the date of the resolution or decision to declare or pay it.

42.5	If the Company's share capital is divided into different classes, no interim dividend may be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear.

42.6	The Directors may pay fixed dividends on any class of shares carrying such a dividend expressed to be payable on fixed dates on the dates prescribed for payment if it appears to them that the profits available for distribution justify the payment.

42.7	If the Directors act in good faith, they do not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of a fixed or interim dividend on shares with deferred or non-preferred rights

43.	Payment of dividends and other distributions

43.1	Where a dividend or other sum which is a distribution is payable in respect of a share, it must be paid by one or more of the following means

43.1.1	transfer to a bank or building society account specified by the payee either in writing or as the Directors may otherwise decide,

43.1.2	sending a cheque made payable to the payee by post to the payee at the payee's registered address (if the payee is a holder of the share), or (in any other case) to an address specified by the payee either in writing or as the Directors may otherwise decide,

43.1.3	sending a cheque made payable to such person by post to such person at such address as the payee has specified either in writing or as the Directors may otherwise decide, or

43.1.4	any other means of payment as the Directors agree with the payee either in writing or by such other means as the Directors decide

43.2	Subject to the provisions of these Articles and to the rights attaching to any shares, any dividend or other sum payable on or in respect of a share may be paid in such currency as the Directors may resolve, using such exchange rate for currency conversions as the Directors may select.

43.3	In the Articles, the "payee" means, in respect of a share in respect of which a dividend or other sum is payable

43.3.1	the holder of the share, or

43.3.2	if the share has two or more Joint holders, whichever of them is named first in the register of members; or

43.3.3	if the holder is no longer entitled to the share by reason of death or bankruptcy, or otherwise by operation of law, the transmittee, or

43.3.4	such other person or persons as the holder (or, in the case of joint holders, all of them) may direct.

44.	No interest on distributions

44.1	The Company may not pay interest on any dividend or other sum payable in respect of a share unless otherwise provided by

44.1.1	the terms on which the share was issued, or

44.1.2	the provisions of another agreement between the holder of that share and the Company

45.	Unclaimed distributions

45.1	All dividends or other sums which are

45.1.1	payable in respect of shares, and

45.1.2	unclaimed after having been declared or become payable,

may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed

45.2	The payment of any such dividend or other sum into a separate account does not make the Company a trustee in respect of it

45.3	If

45.3.1	twelve years have passed from the date on which a dividend or other sum became due for payment; and

45.3.2	the payee has not claimed it,

the payee is no longer entitled to that dividend or other sum and it ceases to remain owing by the Company.

46.	Non-cash distributions

46.1	Subject to the terms of issue of the share in question, the Company may, by ordinary resolution on the recommendation of the Directors, direct the payment of a dividend in whole or in part by the transfer of non-cash assets of equivalent value (including, without limitation, shares or other securities in any Company) and the Directors shall give effect to such resolution.

46.2	For the purposes of paying a non-cash distribution, the Directors may make whatever arrangements they think fit, including, where any difficulty arises regarding the distribution:

46.2.1	fixing the value of any assets;

46.2.2	paying cash to any payee on the basis of that value in order to adjust the rights of recipients; and

46 2 3	vesting any assets in trustees

47	Waiver of distributions

47 1	Payees may waive their entitlement to a dividend or other distribution payable in respect of a share in whole or in part by giving the Company notice in writing to that effect, but if:

47 1 1	the share has more than one holder, or

47 1 2	more than one person is entitled to the share, whether by reason of the death or bankruptcy of one or more joint holders, or otherwise,

the notice is not effective unless it is expressed to be given, and signed, by all the holders or persons otherwise entitled to the share.

Capitalisation of Profits

48	Authority to capitalise and appropriation of capitalised sums

48 1	Subject to the Articles, the Directors may, if they are so authorised by an ordinary resolution

48 1 1	capitalise any profits of the Company (whether or not they are available for distribution) which are not required for paying a preferential dividend, or any sum standing to the credit of the Company's share premium account, capital redemption reserve or other undistributable reserve, and

48 1 2	appropriate any sum which they so decide to capitalise (a "capitalised sum") to the persons who would have been entitled to it if it were distributed by way of dividend (the "persons entitled") and in the same proportions

48 2	Capitalised sums must be applied

48 2 1	on behalf of the persons entitled, and

48 2 2	in the same proportions as a dividend would have been distributed to them.

48 3	Any capitalised sum may be applied in paying up new shares of a nominal amount equal to the capitalised sum which are then allotted credited as fully paid to the persons entitled or as they may direct

48 4	A capitalised sum which was appropriated from profits available for distribution may be applied in paying up new debentures of the Company which are then allotted credited as fully paid to the persons entitled or as they may direct

48.5	Subject to the Articles the Directors may:

48 5 1	apply capitalised sums in accordance with Articles 48 3 and 48 4 partly in one way and partly in another,

48 5 2	make such arrangements as they think fit to deal with shares or debentures becoming distributable in fractions under this Article 48 (including to disregard fractional entitlements or for the benefit of them to accrue to the Company), and

48 5 3	authorise any person to enter into an agreement with the Company on behalf of all the persons entitled which is binding on them in respect of the allotment of shares and debentures to them under this Article 48.

Part 4

Decision-Making by Shareholders

Organisation of General Meetings

49.	Attendance and speaking at general meetings

49 1	A person is able to exercise the right to speak at a general meeting when that person is in a position to communicate to all those attending the meeting, during the meeting, any information or opinions which that person has on the business of the meeting

49 2	A person is able to exercise the right to vote at a general meeting when:

49 2 1	that person is able to vote, during the meeting, on resolutions put to the vote at the meeting, and

49 2 2	that person's vote can be taken into account in determining whether or not such resolutions are passed at the same time as the votes of all the other persons attending the meeting.

49 3	The Directors may make whatever arrangements they consider appropriate to enable those attending a general meeting to exercise their rights to speak or vote at it.

49 4	In determining attendance at a general meeting, it is immaterial whether any two or more shareholders attending it are in the same place as each other.

49 5	Two or more persons who are not in the same place as each other attend a general meeting if their circumstances are such that if they have (or were to have) rights to speak and vote at that meeting, they are (or would be) able to exercise them

50.	Quorum for general meetings

No business other than the appointment of the Chairman of the Meeting is to be transacted at a general meeting if the persons attending it do not constitute a quorum

51	Chairing general meetings

51 1	If the Directors have appointed a Chairman, the Chairman shall chair general meetings if present and willing to do so

51 2	If the Directors have not appointed a Chairman, or if the Chairman is unwilling to chair the meeting or is not present within ten minutes of the time at which a meeting was due to start

51 2 1	the Directors present, or

51 2 2	(if no Directors are present), the meeting,

must appoint a Director or shareholder to chair the meeting, and such appointment must be the first business of the meeting

51 3	The person chairing a meeting in accordance with this Article 51 is referred to as the "Chairman of the Meeting".

52	Attendance and speaking by Directors and non-shareholders

52 1	Directors may attend and speak at general meetings, whether or not they are shareholders,

52 2	The Chairman of the Meeting may permit other persons who are not.

52 2 i	shareholders of the Company; or

52 2 2	otherwise entitled to exercise the rights of shareholders in relation to general meetings, to attend and speak at a general meeting

53	Adjournment

53 1	If the persons attending a general meeting within half an hour of the time at which the meeting was due to start do not constitute a quorum, or if during a meeting a quorum ceases to be present, the Chairman of the Meeting must adjourn it.

53 2	The Chairman of the Meeting may adjourn a general meeting at which a quorum is present if

53 2 1	the meeting consents to an adjournment, or

53 2 2	the Chairman of the Meeting considers that an adjournment is necessary to protect the safety of any person attending the meeting or ensure that the business of the meeting is conducted in an orderly manner

53 3	The Chairman of the Meeting must adjourn a general meeting if directed to do so by the meeting

53 4	When adjourning a general meeting, the Chairman of the Meeting must specify the time and place to which it is adjourned or state that it is to continue at a time and place to be fixed by the Directors.

53 5	If the continuation of an adjourned meeting is to take place more than 14 days after it was adjourned, the Company must give at least 7 clear days' notice of it (that is, excluding the day of the adjourned meeting and the day on which the notice is given)

53 5 1	to the same persons to whom notice of the Company's general meetings is required to be given; and

53 5 2	containing the same information which such notice is required to contain

53 6	No business may be transacted at an adjourned general meeting which could not properly have been transacted at the meeting if the adjournment had not taken place.

Voting at General Meetings

54	Voting: general

A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is duly demanded in accordance with the Articles

55	Errors and disputes

55 1	No objection may be raised to the qualification of any person voting at a general meeting except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting is valid.

55 2	Any such objection must be referred to the Chairman of the Meeting, whose decision is final

56.	Poll votes

561	A poll on a resolution may be demanded

56 1 1	in advance of the general meeting where it is to be put to the vote, or

56 1 2	at a general meeting, either before a show of hands on that resolution or immediately after the result of a show of hands on that resolution is declared

56 2	A poll may be demanded by

56 2 1	the Chairman of the Meeting;

56 2 2	the Directors;

56 2 3	two or more persons having the right to vote on the resolution; or

56 2 4	a person or persons representing not less than 10 per cent. of the total voting rights of all the shareholders having the right to vote on the resolution.

56 3	A demand for a poll may be withdrawn if

56 3 1	the poll has not yet been taken, and

56 3 2	the Chairman of the Meeting consents to the withdrawal

56 4	Polls must be taken immediately and in such manner as the Chairman of the Meeting directs

57	Content of proxy notices

57	1 Proxies may only validly be appointed by a notice in writing (a "proxy notice") which:

57 1 1	states the name and address of the shareholder appointing the proxy,

57 1 2	identifies the person appointed to be that shareholder's proxy and the general meeting in relation to which that person is appointed,

57 1 3	is signed by or on behalf of the shareholder appointing the authenticated in such manner as the Directors may determine; and proxy, or is

57 1 4	is delivered to the Company in accordance with the Articles and any instructions contained in the notice of the general meeting to which they relate.

57 2	The Company may require proxy notices to be delivered in a particular form, and may specify different forms for different purposes.

57 3	Proxy notices may specify how the proxy appointed under them is to vote (or that the proxy is to abstain from voting) on one or more resolutions

58	Delivery of proxy notices

58 1	Proxy notices in hard copy form must be received at such place and by such deadline specified in the notice convening the meeting. If no place is specified, then the proxy notice must be received at the registered office of the Company for the time being. If no deadline is specified, proxy notices must be received, before the start of the meeting or adjourned meeting or, if a poll is taken otherwise than at or on the same day as the meeting or adjourned meeting, at the time for the taking of the poll at which it is to be used

58 2	A person who is entitled to attend, speak or vote (either on a show of hands or on a poll) at a general meeting remains so entitled in respect of that meeting or any adjournment of it, even though a valid proxy notice has been delivered to the Company by or on behalf of that person

58 3	An appointment under a proxy notice may be revoked by delivering to the Company a notice in writing given by or on behalf of the person by whom or on whose behalf the proxy notice was given

58 4	A notice revoking a proxy appointment only takes effect if it is delivered before the start of the meeting or adjourned meeting to which it relates

58.5	If a proxy notice is not executed by the person appointing the proxy, it must be accompanied by written evidence of the authority of the person who executed it to execute it on the appointor's behalf

58 6	Any vote cast or poll demanded by a proxy shall not be invalidated by the previous death or insanity of the shareholder or by the revocation or termination of the appointment of the proxy or of the authority under which the appointment was made unless notice of such death, insanity, revocation or termination was received in writing at the place specified in the notice of meeting for the receipt of proxy notices (or, if no place is specified, the registered office for the time being) before the start of the meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for the taking of the poll.

59	Amendments to resolutions

59.1	An ordinary resolution to be proposed at a general meeting may be amended by ordinary resolution if

59 1 1	notice of the proposed amendment is given to the Company in writing by a person entitled to vote at the general meeting at which it is to be proposed not less than 48 hours before the meeting is to take place (or such later time as the Chairman of the Meeting may determine), and

59 1 2	the proposed amendment does not, in the reasonable opinion of the Chairman of the Meeting, materially alter the scope of the resolution

59	2 A special resolution to be proposed at a general meeting may be amended by ordinary resolution, it

59 2 1	the Chairman of the Meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

59 2 2	the amendment does not go beyond what is necessary to correct a grammatical or other non-substantive error in the resolution.

59	3 If the Chairman of the Meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the Chairman of the Meeting's error does not invalidate the vote on that resolution

Part 5

Administrative Arrangements

60.	Means of communication to be used

60 1	Subject to the Articles, anything sent or supplied by or to the Company under the Articles may be sent or supplied in any way in which the Companies Act 2006 provides for documents or information which are authorised or required by any provision of that Act to be sent or supplied by or to the Company

60.2	Any notice, document or information (including a share certificate) which is sent or supplied by the Company in hard copy form, or in electronic form but to be delivered other than by electronic means, which is

60 2 1	sent by hand and properly addressed shall be deemed to have been received by the intended recipient on the day of delivery;

60 2 2	sent by pre-paid post and properly addressed shall be deemed to have been received by the intended recipient at the expiration of 24 hours (or, where first class mail is not employed, 48 hours) after the time it was posted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed and, in the case of post, pre-paid and posted.

60.3	Any notice, document or information which is sent or supplied by the Company by electronic means shall be deemed to have been received by the intended recipient 24 hours after it was transmitted, and in proving such receipt it shall be sufficient to show that such notice, document or information was properly addressed.

60.4	The accidental failure to send, or the non-receipt by any person entitled to, any notice of or other document or information relating to any meeting or other proceeding shall not invalidate the relevant meeting or proceeding

60 5	Subject to the Articles, any notice or document —o be sent or supplied to a Director in connection with the taking of decisions by Directors may also be sent or supplied by the means by which that Director has asked to be sent or supplied with such notices or documents for the time being.

60 6	A Director may agree with the Company that notices, documents or information sent to that Director in a particular way are to be deemed to have been received within a specified time of their being sent, and for the specified time to be less than that provided in this Article 60

61.	Joint holders

611	Except as otherwise specified in the Articles, anything which needs to be agreed or specified by the joint holders of a share shall for all purposes be taken to be agreed or specified by all the joint holders where it has been agreed or specified by the joint holder whose name stands first in the register of members in respect of the share

61 2	Except as otherwise specified in the Articles, any notice, document or information which is authorised or required to be sent or supplied to joint holders of a share may be sent or supplied to the joint holder whose name stands first in the register of members in respect of the share, to the exclusion of the other joint holders

61 3	The provisions of this Article 61 shall have effect in place of the provisions of Schedule 5 of the Companies Act 2006 regarding joint holders of shares

62	Company seals

62 1	Any common seal may only be used by the authority of the Directors.

62 2	The Directors may decide by what means and in what form any common seal is to be used

62 3	Unless otherwise decided by the Directors, if the Company has a common seal and it is affixed to a document, the document must also be signed by at least one authorised person in the presence of a witness who attests the signature

62.4	For the purposes of this Article 62, an authorised person is:

62 4 1	any Director of the Company,

62 4 2	the Secretary (if any); or

62 4 3	any person authorised by the Directors for the purpose of signing documents to which the common seal is applied.

62.5	The Company may exercise all powers conferred by the Companies Act 2006 with regard to having an official seal for use abroad and such powers shall be vested in the Directors

63	No right to inspect accounts and other records

Except as provided by law or authorised by the Directors or an ordinary resolution of the Company, no person is entitled to inspect any of the Company's accounting or other records or documents merely by virtue of being a shareholder

64.	Provision for employees on cessation of business

The Directors may decide to make provision for the benefit of persons employed or formerly employed by the Company or any of its subsidiaries (other than a Director or former Director or shadow Director) in connection with the cessation or transfer to any person of the whole or part of the undertaking of the Company or that Subsidiary

65	Bank mandates

The Directors may by majority decision or written resolution authorise such person or persons as they think fit to act as signatories to any bank account of the Company and may amend or remove such authorisation from time to time by resolution

66	Authentication of documents

66.1	Any Director or the Secretary (if any) or any person appointed by the Directors for the purpose shall have power to authenticate:

66 1 1	any document affecting the constitution of the Company;

66 1 2	any resolution passed at a general meeting or at a meeting of the Directors or any committee; and

66 1 3	any book, record, document or account relating to the business of the Company,

and to certify copies or extracts as true copies or extracts

66 2	A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified shall be conclusive evidence in favour of all persons dealing with the Company that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

Directors' Liabilities

67	Indemnity

67 1	Subject to the provisions of, and so far as may be permitted by and consistent with the Act and the Companies Act 2006, every Director and officer of the Company and of each of the Associated Companies of the Company shall be indemnified by the Company out of its own funds against:

(a)	any liability incurred by or attaching to him in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company other than

(i)	any liability to the Company or any Associated Company; and

(ii)	any liability of the kind referred to in Section 234(3) of the Companies Act 2006, and

(b)	any other liability incurred by or attaching to him in the actual or purported execution and/or discharge of his duties and/or the exercise or purported exercise of his powers and/or otherwise in relation to or in connection with his duties, powers or office

67 2	Subject to the Act and the Companies Act 2006 the Company may indemnify a Director of the Company and any Associated Company of the Company if it is the trustee of an occupational pension scheme (within the meaning of Section 235(6) of the Companies Act 2006)

67 3	Where a Director or officer is indemnified against any liability in accordance with this Article 67, such indemnity shall extend to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

67 4	In this Article "Associated Company shall have the meaning given thereto by Section 256 of the Companies Act 2006.

68	Insurance

68.1	Without prejudice to paragraph 67 above, the Directors shall have power to purchase and maintain insurance for or for the benefit of (i) any person who is or was at any time a Director or officer of any Relevant Company, or (ii) any person who is or was at any time a trustee of any pension fund or employees' share scheme in which employees of any Relevant Company are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by or attaching to him in respect of any act or omission in the actual or purported execution and/or discharge of his duties and/or in the exercise or purported exercise of his powers and/or otherwise in relation to his duties, powers or offices in relation to any Relevant Company, or any such pension fund or employees' share scheme (and all costs, charges, losses, expenses and liabilities incurred by him in relation thereto)

68 2	For the purpose of paragraph 68 1 above "Relevant Company shall mean the Company, any holding company of the Company or any other body, whether or not incorporated, in which the Company or such holding company or any of the predecessors of the Company or of such holding company has or had any interest whether direct or indirect or which is in any way allied to or associated with the Company, or any subsidiary undertaking of the Company or of such other body

69	Defence funding

69 1	Subject to the provisions of and so far as may be permitted by the Act and the Companies Act 2006, the Company

(a)	may provide a Director or officer of the Company or any Associated Company of the Company with funds to meet expenditure incurred or to be incurred by him in defending any criminal or civil proceedings in connection with any negligence, default, breach of duty or breach of trust by him in relation to the Company or an Associated Company of the Company or in connection with any application for relief under the provisions mentioned in Section 205(5) of the Companies Act 2006, and

(b)	may do anything to enable any such Director or officer to avoid incurring such expenditure

69.2	The terms set out in Section 205(2) of the Companies Act 2006 shall apply to any provision of funds or other things done under Article 23

69 3	Subject to the provisions of and so far as may be permitted by the Act and the Companies Act 2006, the Company

(a)	may provide a Director or officer of the Company or any Associated Company of the Company with funds to meet expenditure incurred or to be incurred by him in defending himself in an investigation by a regulatory authority or against action proposed to be taken by a regulatory authority in connection with any alleged negligence, default, breach of duty or breach of trust by him in relation to the Company or any Associated Company of the Company; and

(b)	may do anything to enable any such Director or officer to avoid incurring such expenditure

69.4	In this article 69 "Associated Company" shall have the meaning given thereto by Section 256 of the Companies Act 2006

70	Financing Documents

Notwithstanding any other provision of these Articles (but subject always to the requirement that the Company's statutory powers should not be fettered), no payment shall be made or agreed to be made by the Company in respect of any Shares or share capital (whether by way of dividend, distribution, purchase or redemption, or by way of reduction or return of share capital) if such payment is prohibited or restricted by the terms of the financing documents to which the Company is a party

70 1	No dividend, distribution or other amount payable in respect of Shares (whether made pursuant to the provisions of these Articles or otherwise) will constitute a debt of the Company unless permitted to be paid and paid strictly in accordance with the provisions of the financing documents to which the Company is a party

70 2	Subject to the requirement that the Company's statutory powers should not be fettered, any resolution of the Shareholders, any class of Shareholders, the Board or any committee of the Board which conflicts with the provisions of this Article will be null and void

70 3	No rights accruing to any Shareholder arising out of the late payment of dividends or the late redemption of any class of shares shall entitle such member to vote on any resolution to wind-Up the Company or appoint an Administrator in respect of the Company or take any steps to enforce such rights (Whether by action, insolvency proceeding or otherwise) unless the agent under the financing documents to which the Company is a party has declared all amounts owing under the financing documents to which the Company is a party to be immediately due and payable or shall have by written notice served on the Directors of the Company at its registered office agreed otherwise

71	Overriding provisions

Notwithstanding any other provision contained in these Articles to the contrary

71 1	Where a security interest has been granted over any share pursuant to a security agreement granted in favour of any bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purposes of making, purchasing or investing in loans, securities or other financial assets, such share shall be exempt from all liens (whether present or future) in favour of the Company that would arise pursuant to these Articles or otherwise howsoever and the Company shall not claim any lien (howsoever arising) in respect of such share while such security interest remains unreleased A certificate executed by the party to whom such security interest has been granted that such security interest remains unreleased shall be conclusive evidence of fact

71 2	any pre-emption rights conferred on existing members or any other person by these Articles or otherwise, and any other restrictions on the transfer of shares contained in these Articles, shall not apply and the directors of the Company will register any transfer of shares and may not suspend registration of such shares, where such transfer

(a)	is to

(i)	a bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets or to an affiliate thereof (any such entity a "Financial Institution") or an agent or trustee for any Financial Institution where a security interest has been or is purported to be granted over those shares (each a "Security") that benefits a Financial Institution, and/or

(ii)	a company or other entity to whom such shares are transferred at the direction of a financial Institution and/or any administrative receiver, administrator, receiver or receiver and manager or similar entity (a "Receiver") pursuant to powers granted to it under the Security, and

(b)	is delivered to the Company for registration in order to perfect or protect any Security of a Financial Institution, or

(c)	is executed by a Financial Institution or Receiver pursuant to a power of sale or other such power under any Security